SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 28, 2007

Date of Report
(Date of earliest event reported)

MIDDLEBROOK PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50414	52-2208264
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

20425 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices)           (ZIP Code)

Registrant’s telephone number, including area code: (301) 944-6600

ADVANCIS PHARMACEUTICAL CORPORATION
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On June 28, 2007, MiddleBrook Pharmaceuticals, Inc. (formerly Advancis Pharmaceutical Corporation) (the “Company”) changed its corporate name from Advancis Pharmaceutical Corporation to MiddleBrook Pharmaceuticals, Inc. The Company effected the name change by filing a Certificate of Ownership and Merger with the Secretary of the State of Delaware, pursuant to which a wholly owned subsidiary of the Company merged with and into the Company (the “Merger”). A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.3. The Company is the surviving corporation in the Merger.

In connection with the merger, Article 1 of the Company’s Amended and Restated Certificate of Incorporation was deleted in its entirety and replaced with the following : “Article 1: The name of the corporation is MiddleBrook Pharmaceuticals, Inc. (the “Corporation”).” As a result of the name change, the Company has also changed the ticker symbol under which its stock trades on the Nasdaq Global Market to NASDAQ: MBRK.

In addition, the Company issued a press release announcing the name change on June 28, 2007, a copy of which is attached hereto as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit	Description

3.3	Certificate of Ownership and Merger Merging MiddleBrook Pharmaceuticals, Inc. Into Advancis Pharmaceutical Corporation

99.1	Press Release issued June 28, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCIS PHARMACEUTICAL CORPORATION

Date: June 28, 2007	By:	/s/ Robert C. Low
Robert C. Low Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.3	Certificate of Ownership and Merger Merging MiddleBrook Pharmaceuticals, Inc. Into Advancis Pharmaceutical Corporation

99.1	Press Release issued June 28, 2007